EXHIBIT INDEX
                                _____________



Exhibit No.                   Description              Page No.
___________                   ___________              ________


23                  Consent of Experts and Counsel




                Exhibit 23     Consent of Experts and Counsel




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Prospectus Supplement dated May 21, 1996 (to Prospectus dated May 21, 1996) of Structured Asset Securities Corporation relating to Mortgage Pass-Through Certificates, Series 1996-2 of our report dated January 17, 1996 on our audits of the consolidated financial statements of Financial Security Assurance Inc.
and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts".



                                   /s/  COOPERS & LYBRAND LLP

                                   COOPERS & LYBRAND LLP



New York, New York
May 21, 1996